Exhibit 99.1

AdvanSix.com
News Release

ADVANSIX APPOINTS PATRICK S. WILLIAMS TO BOARD OF DIRECTORS AND ANNOUNCES GENERAL COUNSEL SUCCESSION

John M. Quitmeyer to Retire as Senior Vice President, General Counsel and Corporate Secretary; Achilles B. Kintiroglou to Succeed

Parsippany, N.J., February 25, 2020 – AdvanSix (NYSE: ASIX) announced today the appointment of Patrick S. Williams to its Board of Directors. Mr. Williams has served as Director, President and CEO of Innospec Inc., an international specialty chemicals company, since 2009. Mr. Williams will serve on AdvanSix’s Compensation and Leadership Development Committee and newly established Health, Safety, Environmental and Sustainability Committee of the Board of Directors.

“We are excited to welcome Patrick to the AdvanSix Board and are impressed with his diverse set of skills within our industry,” said Michael Marberry, Board Chairman of AdvanSix. “Patrick brings decades of leadership experience with a proven track record of success on a global scale and we look forward to his contributions.”

Prior to his appointment as Director, President and CEO of Innospec, Mr. Williams held roles of increasing responsibility since joining Innospec in 1993. He holds a bachelor’s degree from the University of Colorado, Boulder.

“We’re grateful to be adding someone of Patrick’s caliber to our Board and look forward to leveraging his leadership and insight to advance our corporate strategic priorities,” said Erin Kane, president and CEO of AdvanSix.

The Company also announced today that John M. (Hans) Quitmeyer, who has served as Senior Vice President, General Counsel and Corporate Secretary since the spin-off in 2016, has decided to retire, effective April 1, 2020. The Board has appointed Achilles B. Kintiroglou as Senior Vice President, General Counsel and Corporate Secretary, effective upon Mr.

Quitmeyer’s retirement. Mr. Kintiroglou has served as Deputy General Counsel and Assistant Corporate Secretary of AdvanSix since the spin-off in 2016.

“We thank Hans for his dedicated leadership and contributions to AdvanSix since the Company’s spin-off in 2016. Hans has served as a trusted advisor to our leadership team and Board of Directors, providing guidance and counsel during the critical stage of launching AdvanSix as an independent public company. His partnership has been invaluable, and we wish him a wonderful retirement,” Kane said. “Achilles has strong business acumen and deep legal expertise, and he is a welcome addition to AdvanSix’s leadership team. He has been instrumental in guiding our transition as a public company and supporting our business with strategic guidance. Achilles’ breadth of experience makes him a terrific fit for this position.”

Prior to joining the Company, Mr. Kintiroglou was a corporate and securities partner at Day Pitney LLP. Mr. Kintiroglou earned a law degree from Seton Hall University School of Law, where he received a presidential scholarship and cum laude recognition, and a bachelor’s degree from the University of Pennsylvania.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce fibers, filaments, engineered plastics and films that, in turn, are used in such end-products as carpets, automotive and electronic components, sports apparel, food packaging and other industrial applications. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our integrated manufacturing value chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations and growth projects requiring substantial capital; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve including global changes in supply and demand; risks associated with our indebtedness including with respect to restrictive covenants; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019.

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Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

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